UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2018

BLACK RIDGE OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53952	27-2345075
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 North 5th Street, Suite 410

Minneapolis, MN 55403

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code:   (952) 426-1241

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01. Other Events.

On December 19, 2018, Black Ridge Oil & Gas, Inc. (the "Company” or “Black Ridge”) announced the execution of a merger agreement between Black Ridge Acquisition Corp. (NASDAQ: BRAC, BRACU, BRACW, BRACR) (“BRAC”) and assets owned by Ourgame International Holdings Ltd (“Ourgame”). The entities owned by Ourgame consist of Allied Esports International, Inc. and WPT Enterprises, Inc. Upon completion of the transaction, it is expected that BRAC will be renamed Allied Esports Entertainment, Inc. and its common stock is expected to trade on the NASDAQ Capital Market Exchange under the ticker symbol AESE The transaction is subject to certain closing conditions, including BRAC shareholder approval, and is expected to close in the first quarter of 2019.

Black Ridge was the sponsor of BRAC, a special purpose acquisition company (“SPAC”), which began trading on the NASDAQ Capital Market on October 5, 2017. Upon completion of the transaction, as sponsor of the SPAC, Black Ridge is expected to own 3,939,500 shares of BRAC common stock, subject to a one-year lockup period.

This summary is qualified in its entirety by reference to the terms of the merger agreement which was filed as an exhibit to a Current Report on Form 8-K filed by BRAC on December 19, 2018 and the description of the transaction contained in such Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release Announcing BRAC Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK RIDGE OIL & GAS, INC.

	By:	/s/ James Moe
James Moe
Chief Financial Officer

Date: December 19, 2018